Exhibit 23.1

SALISBURY BANCORP, INC.

CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160767 and 333-152930) of Salisbury Bancorp, Inc. of our report dated March 19, 2014 relating to the financial statements which appears in this Form 10-K.

  /s/ Shatswell, MacLeod & Company P.C.

West Peabody, Massachusetts

March 19, 2014